Exhibit 99.1

     For Immediate Release

For More Information Contact:
Timothy Puckorius
703-480-7527
puckorius.timothy@orbimage.com

ORBIMAGE REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

(Dulles, VA November 16, 2004) ORBIMAGE Inc., the satellite imaging company based in Dulles, VA, today announced its financial results for the third quarter of 2004 and for the first nine months ending September 30, 2004. ORBIMAGE also announced that its investor conference call to discuss its third quarter financial and operational results will be held on Wednesday, November 17, 2004 at 2:00 PM. The Company will provide information for that call by press release and by posting on its website.

Total revenues for the third quarter of 2004 were $8.9 million versus third quarter 2003 revenues of $1.1 million. Net loss for the third quarter of 2004 was $6.1 million versus a loss of $4.6 million in the same period a year ago. Total revenues for the nine months ended September 30, 2004 were $20.7 million versus $4.1 million in the same 2003 period. Net loss for the first nine months of 2004 was $19.0 million versus a loss of $10.4 million in the same period a year ago. Total revenues in the 2004 periods reflect the commencement of OrbView-3 operations, while net loss in the 2004 periods reflects an increase in operating costs (including depreciation) resulting from the OrbView-3 satellite and from interest expense on our Senior Notes and Senior Subordinated Notes issued on December 31, 2003.

“We made a conscious decision to sacrifice some short-term operating growth in order to focus our efforts to win the National Geospatial-Intelligence Agency’s (NGA) NextView Second Vendor Program satellite procurement,” said ORBIMAGE’s President and Chief Executive Officer Matthew O’Connell. “NGA’s announcement of our winning bid on September 30 obviously justifies this decision. The NextView award is the latest example of the progress we have made this year in establishing ourselves as an industry leader providing imagery products and services in the U.S. and abroad. Although a protest of our award has been filed with the Government Accountability Office, we have been directed by NGA to continue work during the protest proceeding, and we remain confident that we will prevail in retaining the contract award.”

On December 31, 2003 (the “Effective Date”), Orbital Imaging Corporation (the “Predecessor Company”) emerged from reorganization proceedings under Chapter 11 of the Federal bankruptcy laws pursuant to the terms of the Plan of Reorganization. Upon reorganization, the Orbital Imaging Corporation changed its name to ORBIMAGE Inc. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to December 31, 2003 generally are not comparable to those of ORBIMAGE Inc. Therefore, comparisons of earnings per share data are not included herein. As referenced within this news release, results of operations for the quarter and nine months ended September 30, 2003 refer to the Predecessor Company.

Operating Results

The following table presents ORBIMAGE’s summary reported results (unaudited) for the third quarter and year-to-date periods (in thousands, except share and per share data):

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$8,891	$1,134	$20,650	$4,125
Loss from operations	(3,564)	(2,116)	(11,474)	(4,615)
Net loss	(6,140)	(4,640)	(18,957)	(10,380)
Loss per common share – basic and diluted	$(0.95)	$(0.18)	$(2.97)	$(0.41)
Weighted average shares outstanding – basic and diluted	6,497,292	25,214,000	6,388,335	25,214,000

Revenues for the three months ended September 30, 2004 were approximately $8.9 million, a significant increase compared to $1.1 million in the same period in 2003. Revenues for the nine months ended September 30, 2004 were approximately $20.7 million compared to $4.1 million in the same period in 2003. The increase in 2004 revenues was primarily due to the commencement of OrbView-3 operations for the U.S. Government and our major international customers. Revenues generated from OrbView-3 products and services were approximately $14.5 million in 2004.

Loss from operations was $3.6 million for the third quarter of 2004 versus $2.1 million for the third quarter of 2003. In 2004, ORBIMAGE commenced recording depreciation expense on the OrbView-3 satellite and related ground station assets. Loss from operations includes depreciation expense of $5.9 million and $0.8 million for the third quarter of 2004 and 2003, respectively. Additionally, loss from operations in the third quarter of 2004 includes $1.5 million of amortization of deferred compensation associated with stock awards granted to employees. Loss from operations was $11.5 million for the first nine months of 2004 and $4.6 million for 2003. Loss from operations includes depreciation expense of $16.1 million and $2.5 million in 2004 and 2003, respectively. Loss from operations in 2004 also includes $2.0 million of amortization of deferred compensation associated with stock awards granted to employees. The remaining favorable variance for both 2004 periods compared to 2003 results principally from the commencement of OrbView-3 revenue activities.

Net loss for the third quarter of 2004 was $6.1 million versus a loss of $4.6 million in the same period a year ago. Net loss for the first nine months of 2004 was $19.0 million versus a loss of $10.4 million in the same period a year ago. ORBIMAGE recorded net interest expense of approximately $2.6 million during the three months ended September 30, 2004 and $7.5 million for the nine months ended September 30, 2004 on long-term debt incurred as part of the Chapter 11 restructuring. Net loss for both 2003 periods includes net interest expense on debt incurred to purchase insurance coverage for the combined risk of launch, satellite checkout and on-orbit satellite operations with respect to OrbView-3. This debt was converted to New Senior Notes on the effective date of the emergence from Chapter 11. The Predecessor Company previously had recognized no interest expense in 2003 because it was operating under bankruptcy protection.

Cash Flow and Leverage

As of September 30, 2004, ORBIMAGE had approximately $12.8 million of cash, cash equivalents and available-for-sale securities.

Net cash provided by operating activities for the quarter ended September 30, 2004 was $6.2 million. Net cash used for operating activities was $0.6 million for the nine months ended September 30, 2004. Capital expenditures for the quarter and nine months ended September 30,

2004 were $0.6 million and $1.1 million. Much of the 2004 expenditures represent internal salary and related costs as well as external costs associated with the in-orbit checkout of OrbView-3 and related systems. ORBIMAGE neither received nor used cash for financing activities during the nine months ended September 30, 2004.

ORBIMAGE will be required to make significant capital expenditures to develop, manufacture and launch the OrbView-5 satellite (assuming, as we do, the GAO rejects the protest filed by the competing bidder). The Company estimates that its total project cost (including financing and launch insurance costs) to bring the OrbView-5 satellite into service in the second quarter of 2007 will be approximately $502 million. In order to perform its obligations under the NextView contract, ORBIMAGE will fund its cost contribution for the project through a combination of an equity offering of $65 million as described below, an issuance of $155 million of senior subordinated indebtedness, and $45 million in cash flow from existing operations. NGA’s contract will also provide revenue commitments to commence following OrbView-5’s in-service date.

ORBIMAGE has received commitments from investors (the “Backstop Investors”) to purchase 6.5 million units at $10 per unit. Each unit consists of one share of common stock and one warrant with an exercise price of $10 per share and a 5-year maturity. The Company intends to call $32.5 million of this commitment during the fourth quarter 2004 by privately issuing to these investors 3.25 million units on November 16, 2004, together with 1.0 million warrants on the same terms. To raise the remaining $32.5 million of the equity portion of financing to cover its cost share of the NextView project, the Company is currently planning to conduct a rights offering to its shareholders that would commence in late 2004 or early 2005 permitting its shareholders to purchase an additional 3.25 million units on the same terms. Any rights offering by the Company would be conducted only pursuant to an offering registered under the Securities Act of 1933. The Company has not yet set a record date for the rights offering and will not announce such record date prior to its occurrence, but the Company expects that such record date will be set no earlier than late November 2004. The Company intends to seek approval from its shareholders for an increase in its authorized shares in order to conduct the offering. If the rights offering is undersubscribed by shareholders, the Backstop Investors have agreed to backstop the offering pursuant to their aforementioned commitment.

ORBIMAGE has received commitments from investors to fund the $155 million in aggregate principal amount of additional senior subordinated indebtedness. The additional senior subordinated indebtedness will rank pari passu with the Company’s existing Senior Subordinated Notes due 2008 (the “Senior Sub Notes”) and will not have any scheduled amortization or a maturity date prior to the scheduled maturity of the Senior Sub Notes. The parties who committed to the additional senior subordinated indebtedness will receive a commitment fee equal to 100 basis points in cash for the total aggregate principal to which their commitments relate plus a pro rata share of 155,000 shares. Additionally, if the commitments have not been refinanced by three months and six months from contract execution, the Company will pay such parties additional commitment fees in cash, equal to 50 basis points and 100 basis points, respectively.

At September 30, 2004 the Company had received consents from the holders of its Senior Sub Notes and the holders of its Senior Notes due 2008 that permit the Company to use up to $45 million of its cash flow from existing operations toward project costs for the OrbView-5 Satellite. The consenting holders who held notes on the record date of July 29, 2004 received a consent fee in additional notes equal to 200 basis points on the principal amount of the notes to which the holders’ consents relate. Pursuant to the consents received from the noteholders, the Senior Sub Notes and the Senior Notes will not be callable by the Company until January 1, 2007.

The Company will be required to make an offer to repurchase Senior Notes using all cash on hand (after cash required for operations, capital expenditures, including permitted NextView expenditures, and required debt service) in excess of $45 million at each June 30 and December 31, beginning June 30, 2005. Once all Senior Notes are retired, all cash on hand in excess of $45 million commencing at the end of the first quarter after such time as none of the Senior Notes remain outstanding and semiannually thereafter (after cash required for operations, capital expenditures and required debt service) will be required to be used in offers by the Company to repurchase the Senior Subordinated Notes until 50 percent or more of the Senior Subordinated Notes (including all in kind interest accrued on such notes as of the date of their redemption) have been redeemed.

ORBIMAGE Inc.
STATEMENTS OF OPERATIONS
(Unaudited; In thousands, except share data)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$8,891	$1,134	$20,650	$4,125
Direct expenses	9,162	2,065	24,997	5,416

Gross loss	(271)	(931)	(4,347)	(1,291)
Selling, general and administrative expenses	3,293	1,185	7,127	3,324

Loss from operations	(3,564)	(2,116)	(11,474)	(4,615)
Interest expense, net	2,576	646	7,484	648

Loss before reorganization items and benefit for income taxes	(6,140)	(2,764)	(18,957)	(5,263)
Reorganization items:
Professional fees	—	1,878	—	5,132
Interest earned on accumulated cash and cash equivalents during Chapter 11 proceedings	—	2	—	15

Loss before benefit for income taxes	(6,140)	(4,640)	(18,957)	(10,380)
Benefit for income taxes	—	—	—	—

Net loss	$(6,140)	$(4,640)	$(18,957)	$(10,380)

Loss per common share – basic and diluted	$(0.95)	$(0.18)	$(2.97)	$(0.41)
Weighted average shares outstanding – basic and diluted	6,497,292	25,214,000	6,388,335	25,214,000

ORBIMAGE Inc.
BALANCE SHEETS
(Unaudited; In thousands, except share data)

	Successor
ASSETS	Company
	September 30,	December 31,
	2004	2003
Current assets:
Cash and cash equivalents	$12,751	$14,405
Receivables net of allowances of $157 and $0, respectively	6,894	756
Other current assets	2,727	1,143

Total current assets	22,372	16,304
Property, plant and equipment, at cost, less accumulated depreciation of $743 and $0, respectively	15,428	17,714
Satellites and related rights, at cost, less accumulated depreciation and amortization of $3,451 and $0, respectively	76,240	89,370
Goodwill	28,490	28,490
Other assets	2,942	1,441

Total assets	$145,472	$153,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,412	$4,743
Deferred revenue	1,945	651

Total current liabilities	5,357	5,394
Long-term debt	82,235	73,115

Total liabilities	87,592	78,509
Stockholders’ equity :
Common stock	65	63
Additional paid-in-capital	79,822	78,149
Unearned compensation	(3,050)	(3,402)
Accumulated deficit	(18,957)	—

Total stockholders’ equity	57,880	74,810

Total liabilities and stockholders’ equity	$145,472	$153,319

ORBIMAGE Inc.
STATEMENTS OF CASH FLOWS
(Unaudited; In thousands)

	Successor Company	Predecessor Company
	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(18,957)	$(10,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,090	2,488
Interest paid in kind	7,559	769
Stock compensation	2,027	—
Changes in assets and liabilities:
(Increase) decrease in receivables	(6,139)	380
(Increase) decrease in other current assets	(1,138)	114
(Decrease) increase in accounts payable and accrued expenses	(1,331)	3,193
Increase (decrease) in deferred revenue	1,295	(270)

Net cash used in operating activities	(594)	(3,706)
Cash flows from investing activities:
Capital expenditures	(1,060)	(19,951)
Proceeds from launch delay penalties	—	1,955

Net cash used in investing activities	(1,060)	(17,996)
Cash flows from financing activities:
Proceeds from insurance loan	—	17,717
Proceeds from Orbital Sciences note	—	2,500

Net cash provided in financing activities	—	20,217
Net decrease in cash and cash equivalents	(1,654)	(1,485)
Cash and cash equivalents, beginning of period	14,405	6,293

Cash and cash equivalents, end of period	$12,751	$4,808

Supplemental cash flow information:
Professional fees paid during reorganization period	$—	$2,469

About ORBIMAGE:

ORBIMAGE is a leading global provider of Earth imagery products and services, with a constellation of digital remote sensing satellites and a worldwide integrated image receiving, processing and distribution network. The company currently operates the new OrbView-3 high-resolution satellite launched on June 26, 2003 which offers one-meter panchromatic (black and white) and four-meter multispectral (color) digital imagery on a global basis and the OrbView-2 ocean and land multispectral imaging satellite that was launched in 1997. For more information about ORBIMAGE, please visit our web site at http://www.orbimage.com.

###

This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. ORBIMAGE’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the remote sensing industry, the level of new commercial imagery orders, production rates for advanced image processing, the level of defense spending, competitive pricing pressures, start-up costs and possible overruns on new contracts, and technology and product development risks and uncertainties.